UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 25, 2004

UPC POLSKA, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22877	N/A
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4643 Ulster Street, Suite 1300, Denver, Colorado 80237 (303)770-4001
(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Item 5. Other Events and Regulation FD Disclosure.

Background

On February 18, 2004, UPC Polska, LLC (the “Company”) and UPC Polska Finance, Inc. (“Polska Finance”) co-issued new 9% senior notes due March 31, 2007 in the aggregate principal amount of USD $105,394,659 million (the “Notes”) subject to an indenture (the “Indenture”) by and between the Company and Polska Finance, as co-issuers, and Wilmington Trust Company, as trustee (the “Trustee”). The Indenture contains provisions for redemption of the Notes at the Company’s and Polska Finance’s option, in whole or in part, from time to time, upon payment of the outstanding principal amount of the securities to be redeemed, together with accrued and unpaid interest thereon and applicable Trustee fees, if any.

Notice of Redemption

On June 25, 2004, the Company and Polska Finance notified the Trustee pursuant to the Indenture that the Company and Polska Finance will redeem the entirety of the Notes on July 30, 2004 or such earlier date as the Trustee may agree with the Company and Polska Finance.

Discontinuation of Public Filings

In February 2004, when the Company co-issued the Notes it agreed to continue to be a voluntary filer of periodic reports with the Securities and Exchange Commission (“SEC”) as a means to communicate information to holders of the Notes. After the redemption of all of the outstanding Notes, the Company will no longer be contractually obligated to file, and does not currently intend to file, periodic reports or any other documents which are required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2004

UPC POLSKA, LLC

	By:	/s/ Simon Boyd
Name: Simon Boyd
Title: Chief Executive Officer